Exhibit 99.1

           Ciena Reports Fiscal Second Quarter 2007 Results

    Company Delivers 17.2% Sequential, 47.5% Year-over-Year Revenue
                                Growth

    LINTHICUM, Md.--(BUSINESS WIRE)--May 31, 2007--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal second quarter ended April 30, 2007. Revenue for the second quarter totaled $193.5 million, representing a 17.2% sequential increase from fiscal first quarter revenue of $165.1 million, and an increase of 47.5% over the same period a year ago when the Company reported sales of $131.2 million. For the six months ended April 30, 2007, Ciena reported revenue of $358.6 million, representing an increase of 42.5% over revenue of $251.6 million for the same six-month year-ago period.

    On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal second quarter 2007 was $13.0 million, or net income of $0.14 per diluted share. This compares with a reported GAAP net loss of $1.9 million, or a net loss of $0.02 per share, for the same period a year ago. For the six-month period ended April 30, 2007, Ciena's reported GAAP net income was $24.1 million, or net income of $0.26 per diluted share. This compares to a GAAP net loss of $8.2 million, or a net loss of $0.10 per share, for the same six-month year-ago period.

    "Across all of our market segments, our customers' key operational focus is making the cost-effective transition from multiple, disparate networks to a converged, multi-purpose network infrastructure while simultaneously managing escalating bandwidth and quality-of-service requirements," said Gary Smith, Ciena president and CEO. "Several years ago, Ciena embarked on a strategy designed to position us to benefit from the network transition and convergence we're seeing emerge today, and we believe our persistent execution of that strategy, articulated in our FlexSelect(TM) Architecture and vision, is what has enabled us to deliver better-than-market revenue growth."

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands, except per share data), share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.



                                                    Quarter   Quarter
                                                     Ended     Ended
                                                   April 30, April 30,
                                                   --------- ---------
                                                     2006      2007
                                                   --------- ---------
Stock-based compensation-product                       $375      $362
Stock-based compensation-services                       205       285
Stock-based compensation-research and development     1,421     1,085
Stock-based compensation-sales and marketing            948     1,866
Stock-based compensation-general and
 administrative                                       1,007     1,892
Amortization of intangible assets                     6,295     6,295
Restructuring costs (recoveries)                      3,014      (734)
Long-lived asset impairment                              (3)        -
Recovery of doubtful accounts, net                     (247)        -
Gain on lease settlement                             (5,628)        -
Gain on extinguishment of debt                         (362)        -
                                                   -------------------
Total adjustments                                    $7,025   $11,051
                                                   ========= =========

GAAP net income (loss)                              $(1,910)  $13,010
Adjustment for items above                            7,025    11,051
                                                   --------- ---------
Adjusted (non-GAAP) net income                       $5,115   $24,061
                                                   ========= =========
Weighted average basic common shares outstanding     83,518    85,198
Weighted average dilutive potential common shares
 outstanding                                         87,457    93,737

Adjusted (non-GAAP) net income per share              $0.06     $0.26


    Please see Appendix A for additional information about this table.

    Adjusting Ciena's unaudited fiscal second quarter 2007 GAAP net income of $13.0 million for the items noted above would increase the Company's adjusted (non-GAAP) net income in the quarter to $24.1 million, or an adjusted (non-GAAP) net income of $0.26 per adjusted diluted share. This compares with an adjusted (non-GAAP) net income of $5.1 million, or an adjusted (non-GAAP) net income of $0.06 per adjusted diluted share, in the same year-ago period.

    Second Quarter 2007 Performance Highlights

    -- Achieved sequential quarterly revenue growth of 17.2% and year-over-year revenue growth of 47.5%.

    -- Delivered overall gross margin of 42.3% and product gross margin of 47.3%.

    -- Achieved positive cash flow with cash generated from operations in the quarter.

    -- Ended the fiscal second quarter 2007 with cash, cash equivalents and short- and long-term investments of $1.2 billion.

    Second Quarter 2007 Customer Highlights

    --  Star Telephone selected the CN 4200(TM) FlexSelect(TM)
        Advanced Services Platform for its core network infrastructure upgrade.

    -- Dreamline Co., Ltd. chose the CN 4200 to support the delivery of new Ethernet services for its growing base of leased-line customers in South Korea.

    -- RENATER, the national research and education network in France, deployed the CN 4200 across the organization's new metropolitan area network (MAN) in Paris.

    Second Quarter 2007 Product Highlights

    --  Announced FlexSelect(TM) for Ethernet, a comprehensive
        Ethernet strategy designed to make Ethernet a carrier-class, performance-grade convergence vehicle from the access network to the core.

    -- Introduced the 3000 Ethernet Access Series to provide access over any media for carrier Ethernet service delivery.

    --  Introduced the CN 5060(TM) Multiservice Carrier Ethernet
        Platform, a next-generation Ethernet-optimized platform that enables a cost-effective transition to converged Ethernet switching in metro and edge aggregation networks.

    -- Successfully completed interoperability testing and qualification of the CN 4200 FlexSelect Advanced Services Platform for both IBM's Geographically Dispersed Parallel Sysplex(TM) (GDPS(R)) business continuity solution and Server Time Protocol (STP), the new generation of technology for time synchronization of System Z(TM) mainframe server environments.

    Business Outlook

    "Given the demand pipeline we see today, we expect to deliver fiscal third quarter revenue growth of up to five percent from our fiscal second quarter, and we are increasing our fiscal 2007 annual growth expectations from between 27 to 30 percent growth to up to 36 percent growth," Smith said.

    "In addition, the visibility we have into anticipated product mix leads us to believe we will be able to achieve this growth while delivering gross margin in a mid-40s range in our fiscal third quarter," said Smith. "Successfully achieving our revenue and gross margin goals would put us on track to achieve a significant milestone of 10 percent income from operations on an as-adjusted basis as soon as our fiscal third quarter 2007."

    Live Web Broadcast of Fiscal Second Quarter Results

    Ciena will host a discussion of its fiscal second quarter results with investors and financial analysts today, Thursday, May 31, 2007 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on March 2, 2007. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include:
Several years ago, Ciena embarked on a strategy designed to position us to benefit from the network transition and convergence we're seeing emerge today, and we believe our persistent execution of that strategy, articulated in our FlexSelect(TM) Architecture and vision, is what has enabled us to deliver better-than-market revenue growth; given the demand pipeline we see today, we expect to deliver fiscal third quarter revenue growth of up to five percent from our fiscal second quarter, and we are increasing our annual growth expectations from between 27 to 30 percent growth to up to 36 percent growth for fiscal 2007; the visibility we have into anticipated product mix leads us to believe we will be able to achieve this growth while delivering gross margin in a mid-40s range in our fiscal third quarter; and successfully achieving our revenue and gross margin goals would put us on track to achieve a significant milestone of 10 percent income from operations on an as-adjusted basis as soon as our fiscal third quarter. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

    (Unaudited Condensed Consolidated Balance Sheets, Statement of Operations and Cash Flows follow)



                          CIENA CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)
ASSETS
                                               October 31,  April 30,
                                               ----------- -----------
Current assets:                                   2006        2007
                                               ----------- -----------
  Cash and cash equivalents                      $220,164    $470,306
  Short-term investments                          628,393     646,653
  Accounts receivable, net                        107,172     145,495
  Inventories, net                                106,085     118,790
  Prepaid expenses and other                       36,372      43,930
                                               ----------- -----------
    Total current assets                        1,098,186   1,425,174
Long-term investments                             351,407     105,556
Equipment, furniture and fixtures, net             29,427      37,567
Goodwill                                          232,015     232,015
Other intangible assets, net                       91,274      76,749
Other long-term assets                             37,404      45,995
                                               ----------- -----------
  Total assets                                 $1,839,713  $1,923,056
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $39,277     $69,942
  Accrued liabilities                              79,282      84,476
  Restructuring liabilities                         8,914       7,065
  Unfavorable lease commitments                     8,512       7,653
  Income taxes payable                              5,981       6,479
  Deferred revenue                                 19,637      36,097
  Convertible notes payable                             -     542,262
                                               ----------- -----------
    Total current liabilities                     161,603     753,974
Long-term deferred revenue                         21,039      24,071
Long-term restructuring liabilities                26,720      22,694
Long-term unfavorable lease commitments            32,785      28,596
Other long-term obligations                         1,678       1,594
Long-term convertible notes payable               842,262     300,000
                                               ----------- -----------
    Total liabilities                           1,086,087   1,130,929
                                               ----------- -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                               -           -
  Common stock - par value $0.01; 140,000,000
   shares authorized; 84,891,656 and
   85,342,240 shares issued and outstanding           849         853
  Additional paid-in capital                    5,505,853   5,520,902
  Unrealized gains on investments, net               (496)       (232)
  Translation adjustment                             (580)     (1,462)
  Accumulated deficit                          (4,752,000) (4,727,934)
                                               ----------- -----------
    Total stockholders' equity                    753,626     792,127
                                               ----------- -----------
  Total liabilities and stockholders' equity   $1,839,713  $1,923,056
                                               =========== ===========




                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                                  Quarter Ended     Six Months Ended
                                    April 30,           April 30,
                               ------------------- -------------------
                                 2006      2007      2006      2007
                               --------- --------- --------- ---------
Revenues:
  Products                     $117,208  $173,212  $223,149  $319,494
  Services                       13,967    20,315    28,456    39,134
                               --------- --------- --------- ---------
Total revenue                   131,175   193,527   251,605   358,628
                               --------- --------- --------- ---------

Costs:
  Products                       58,957    91,319   119,356   166,298
  Services                        9,312    20,378    18,888    36,872
                               --------- --------- --------- ---------
Total cost of goods sold         68,269   111,697   138,244   203,170
                               --------- --------- --------- ---------
  Gross profit                   62,906    81,830   113,361   155,458
                               --------- --------- --------- ---------
Operating expenses:
  Research and development       28,856    31,642    58,318    61,495
  Selling and marketing          26,657    30,182    53,229    55,057
  General and administrative     11,246    11,707    21,142    22,008
  Amortization of intangible
   assets                         6,295     6,295    12,590    12,590
  Restructuring costs
   (recoveries)                   3,014      (734)    5,029    (1,200)
  Long-lived asset impairments       (3)        -        (6)        -
  Recovery of doubtful
   accounts, net                   (247)        -    (2,851)      (10)
  Gain on lease settlement       (5,628)        -   (11,648)        -
                               --------- --------- --------- ---------
    Total operating expenses     70,190    79,092   135,803   149,940
                               --------- --------- --------- ---------
Income (loss) from operations    (7,284)    2,738   (22,442)    5,518
Interest and other income, net   11,197    16,897    20,459    31,742
Interest expense                 (5,815)   (6,148)  (11,868)  (12,296)
Loss on equity investments,
 net                                  -         -      (733)        -
Gain on extinguishment of debt      362         -     7,052         -
                               --------- --------- --------- ---------
Income (loss) before income
 taxes                           (1,540)   13,487    (7,532)   24,964
Provision for income taxes          370       477       669       898
                               --------- --------- --------- ---------
Net income (loss)               $(1,910)  $13,010   $(8,201)  $24,066
                               ========= ========= ========= =========
Basic net income (loss) per
 common share                    $(0.02)    $0.15    $(0.10)    $0.28
                               ========= ========= ========= =========
Diluted net income (loss) per
 potential common share          $(0.02)    $0.14    $(0.10)    $0.26
                               ========= ========= ========= =========
Weighted average basic common
 shares outstanding              83,518    85,198    83,251    85,076
                               ========= ========= ========= =========
Weighted average dilutive
 potential common shares
 outstanding                     83,518    93,737    83,251    93,491
                               ========= ========= ========= =========




                          CIENA CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                    Six Months Ended
                                                        April 30,
                                                   -------------------
                                                     2006      2007
                                                   --------- ---------
Cash flows from operating activities:
  Net income (loss)                                 $(8,201)  $24,066
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
  Early extinguishment of debt                       (7,052)        -
  Amortization of premium on marketable securities    1,955    (3,052)
  Non-cash loss from equity investments                 733         -
  Depreciation and amortization of leasehold
   improvements                                       9,691     6,298
  Stock compensation                                  8,118     8,937
  Amortization of intangibles                        14,525    14,525
  Provision for inventory excess and obsolescence     4,376     6,385
  Provision for warranty and other contractual
   obligations                                        6,815     7,111
  Other                                               1,280       872
  Changes in assets and liabilities:
    Accounts receivable                              (3,813)  (38,323)
    Inventories                                     (34,119)  (19,090)
    Prepaid expenses and other                        5,264   (12,173)
    Accounts payable, accrued liabilities and
     other obligations                              (60,318)   17,741
    Income taxes payable                               (133)      498
    Deferred revenue                                 15,312    19,492
                                                   --------- ---------
Net cash provided by (used in) operating
 activities                                         (45,567)   33,287
                                                   --------- ---------
Cash flows from investing activities:
  Additions to equipment, furniture, fixtures and
   intellectual property                             (8,531)  (14,438)
  Restricted cash                                     1,837    (5,549)
  Purchases of available for sale securities       (130,837) (213,219)
  Maturities of available for sale securities       299,657   444,126
  Minority equity investments, net                        -      (181)
                                                   --------- ---------
Net cash provided by investing activities           162,126   210,739
                                                   --------- ---------
Cash flows from financing activities:
  Proceeds from issuance of 0.25% convertible
   senior notes payable                             300,000         -
  Repurchase of 3.75% convertible notes payable     (98,410)        -
  Debt issuance costs                                (7,652)        -
  Purchase of call spread option                    (28,457)        -
  Proceeds from exercise of stock options            16,171     6,116
                                                   --------- ---------
Net cash provided by financing activities           181,652     6,116
                                                   --------- ---------
Net increase in cash and cash equivalents           298,211   250,142
Cash and cash equivalents at beginning of period    358,012   220,164
                                                   --------- ---------
Cash and cash equivalents at end of period         $656,223  $470,306
                                                   ========= =========


    Appendix A

    The adjustments management makes in analyzing Ciena's fiscal second quarter 2007 GAAP results are as follows:

    -- Stock-based compensation costs - A non-cash expense incurred in accordance with SFAS 123R using the modified prospective application transition method.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.

    -- Restructuring costs (recoveries) - infrequent charges or recoveries incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market, as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Long-lived asset impairment - infrequent charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of doubtful accounts - an infrequent gain unrelated to normal operations resulting from the recovery of a previously assessed doubtful payment due to a customer's financial condition.

    -- Gain on lease settlement - an infrequent gain unrelated to normal operations resulting from termination of obligations under a lease for an unused facility.

    -- Gain on extinguishment of debt - an infrequent gain related to the early extinguishment of outstanding debt.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.

    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
             or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com